                                                                                                                       EXHIBIT 23

                                       Consent of Independent Registered Public Accounting Firm

The Board of Directors
Acxiom Corporation:

We consent to incorporation by reference in the Registration Statements previously filed on Form S-3 and Form S-8 (Nos. 333-72009,
333-81211, 333-49740, 333-55814, 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312, 33-63423, 333-03391, 333-40114,
333-57470, 333-108900, and 333-68620), of Acxiom Corporation of our report dated May 6, 2004, relating to the consolidated balance sheets of Acxiom Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended, which report appears in the March 31, 2004 annual report on Form 10-K of Acxiom Corporation.

Our report refers to our audit of the adjustments that were applied to reclassify to the 2002 consolidated statement of operations and to restate the 2002 consolidated financial statements relating to reportable segments, as more fully described in Note 1 and
Note 20, respectively, to the consolidated financial statements.  However, we were not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Dallas, Texas
June 11, 2004